EXHIBIT 99.1

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Bionutrics, Inc.
Ronald Howard Lane, Ph.D.
Chairman, CEO
602.508.0112
WWW.BIONUTRICS.COM
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        BIONUTRICS ANNOUNCES THE INITIATION OF ITS SECOND US DEVELOPMENT
                   FOR A GENERIC ORAL CONTROLLED-RELEASE DRUG

PHOENIX, AZ, March 29, 2006 - Bionutrics, Inc., (BNRX.OB) a specialty pharmaceutical company with proprietary drug formulation and delivery technologies utilized in the development of a pipeline of difficult to formulate, oral controlled-release generic and branded drugs, announced today that it has initiated the process for its second controlled-release generic drug candidate, SNG1002a, with chemical, manufacturing and control ("CMC") development. Concomitantly, the Company will conduct biostudies to demonstrate "bioequivalency" as the Company moves this second product towards commercialization. These efforts are intended to provide confirmation of the formulation and biostudies previously undertaken in India. Completion of development efforts on drug candidates SNG1001a and SNG1002a are anticipated to result in the Company's first two in a series of Abbreviated New Drug Application filings with the FDA. SNG1002a is a formulated generic version of a branded drug in a chemical category with annualized US sales in excess of $800 million (IMS).

Ronald H. Lane, Ph.D., Bionutrics' Chairman and Chief Executive Officer stated, "The initiation of our second generic drug CMC and biostudies efforts affirms our drug development program that is targeting upon success the filing of two ANDAs with the FDA within the next twelve months. The Company intends, as with its first announced product, SNG1001a, to use Kirk Pharmaceuticals, LLC, of Ft Lauderdale to undertake and complete the CMC work on SNG1002a. The use of Kirk as Bionutrics' designated manufacturer in its drug development program is an underlying reason for the previously announced intended acquisition of Kirk Pharmaceuticals."

Nirmal Mulye, Ph.D., Bionutrics' Chief Scientific Officer also noted, "US development initiation of our first two generics in Bionutrics employing the Company's proprietary oral controlled-released drug delivery technology that I spent 10 years developing is very satisfying to me. These two products are the first of twenty in our drug pipeline to reach this stage. We are planning a continued push forward with the Company's development program and hope to announce the initiation of additional controlled-release generic drug products employing its proprietary technology in the near future. Bionutrics is endeavoring to be known as a company that predictably delivers its new products to the market."

ABOUT BIONUTRICS:
Bionutrics, which announced it has filed with the SEC to change its name to Synovics Pharmaceuticals, is a specialty pharmaceutical company engaged in the development and commercialization of oral controlled-release generic drugs and improved formulations of previously approved drugs. The Company has licensed exclusive and worldwide rights to employ certain proprietary oral controlled-release drug formulation technologies. Bionutrics is undertaking the initiation of US development and commercializing its extensive pipeline of difficult to formulate generic and branded drugs. Bionutrics intends to file Abbreviated New Drug Applications (ANDAs) with the FDA for its oral controlled-release generic drugs. Total U.S. sales for the

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branded drugs targeted with the Company's  generic pipeline are approximately $7 billion. The Company believes it has numerous "first to file" or only to file opportunities for ANDAs which could be awarded periods of marketing exclusivity.
Additionally,   the   Company   intends  to  develop  its   portfolio   of  oral
controlled-release branded drugs and file a series of 505(b)(2) New Drug Applications with the FDA. 505(b)(2) drug applications are for pharmaceutical products based on new or improved uses of existing drugs.

"SAFE HARBOR" STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS MADE IN THIS PRESS RELEASE CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE
MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THEIR USE OF WORDS SUCH AS "EXPECTS," "PLANS," "PROJECTS," "WILL," "MAY," "ANTICIPATES," "BELIEVES," "SHOULD," "INTENDS," "ESTIMATES" AND OTHER WORDS OF SIMILAR MEANING. BECAUSE SUCH STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT CANNOT BE PREDICTED OR QUANTIFIED, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS DEPENDING UPON A NUMBER OF FACTORS AFFECTING THE COMPANY'S BUSINESS. THESE FACTORS INCLUDE, AMONG OTHERS: THE DIFFICULTY IN PREDICTING THE TIMING AND OUTCOME OF PRODUCT DEVELOPMENT INCLUDING BIOSTUDIES DEMONSTRATING "BIOEQUIVALENCY", OUTCOME OF ANY POTENTIAL LEGAL PROCEEDINGS, INCLUDING PATENT-RELATED MATTERS SUCH AS PATENT CHALLENGE SETTLEMENTS AND PATENT INFRINGEMENT CASES; THE OUTCOME OF LITIGATION ARISING FROM CHALLENGING THE VALIDITY OR NON-INFRINGEMENT OF PATENTS COVERING OUR PRODUCTS; THE DIFFICULTY OF PREDICTING THE TIMING OF FDA APPROVALS; COURT AND FDA DECISIONS ON EXCLUSIVITY PERIODS; THE ABILITY OF COMPETITORS TO EXTEND EXCLUSIVITY PERIODS FOR THEIR PRODUCTS; OUR ABILITY TO COMPLETE PRODUCT DEVELOPMENT ACTIVITIES IN THE TIMEFRAMES AND FOR THE COSTS WE EXPECT; MARKET AND CUSTOMER ACCEPTANCE AND DEMAND FOR OUR PRODUCTS; OUR POSSIBLE DEPENDENCE ON REVENUES FROM SIGNIFICANT CUSTOMERS; THE USE OF ESTIMATES IN THE PREPARATION OF OUR FINANCIAL STATEMENTS; THE POTENTIAL FOR COMPETITORS TO FILE ANDAS PRIOR TO ANY FILING BY THE COMPANY PERTAINING TO THE SAME TARGET BRAND; THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING ON PRODUCTS, INCLUDING THE LAUNCH OF AUTHORIZED GENERICS; THE ABILITY TO LAUNCH NEW PRODUCTS IN THE TIMEFRAMES WE EXPECT; THE AVAILABILITY OF RAW MATERIALS; THE AVAILABILITY OF ANY PRODUCT WE PURCHASE; THE REGULATORY ENVIRONMENT; OUR EXPOSURE TO PRODUCT LIABILITY AND OTHER LAWSUITS AND CONTINGENCIES; THE INCREASING COST OF INSURANCE AND THE AVAILABILITY OF PRODUCT LIABILITY INSURANCE COVERAGE; OUR TIMELY AND SUCCESSFUL COMPLETION OF STRATEGIC INITIATIVES, INCLUDING INTEGRATING COMPANIES AND PRODUCTS WE MAY ACQUIRE AND IMPLEMENTING OUR NEW ENTERPRISE RESOURCE PLANNING SYSTEM; FLUCTUATIONS IN OPERATING RESULTS, INCLUDING THE EFFECTS ON SUCH RESULTS FROM SPENDING FOR RESEARCH AND DEVELOPMENT, SALES AND MARKETING ACTIVITIES AND PATENT CHALLENGE ACTIVITIES; THE INHERENT UNCERTAINTY ASSOCIATED WITH FINANCIAL PROJECTIONS; CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, FLUCTUATIONS IN OPERATING RESULTS; CAPITAL ADEQUACY; STATEMENTS OF FUTURE PLANS RELATING TO THE COMPANY'S CAPITAL NEEDS, PRODUCT DEVELOPMENT AND FILINGS WITH THE FDA, BUSINESS AND GROWTH STRATEGIES; STATEMENTS SPECIFICALLY CONCERNING THE SUCCESSFUL CLOSING OF ACQUISITIONS, AND SATISFYING CLOSING CONDITIONS OF ANY FUTURE FINANCIAL TRANSACTIONS INCLUDING DEBT OR EQUITY REQUIREMENTS, REGULATORY REQUIREMENTS; AND MEETING CONDITIONS SET BY POTENTIAL INVESTORS, RELIANCE ON KEY STRATEGIC ALLIANCES, CAPITAL MARKETS, AND IN GENERAL RISKS RELATED TO THE REGULATORY ENVIRONMENT AND GOVERNMENT APPROVAL PROCESSES, AND ANY OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE SPEAK ONLY AS OF THE DATE THE STATEMENT WAS MADE. THE COMPANY UNDERTAKES NO OBLIGATION (NOR DOES IT INTEND) TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT TO THE EXTENT REQUIRED UNDER APPLICABLE LAW.